EXHIBIT 23
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Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Strawbridge & Clothier of our report dated May 15, 1997 included in the 1996 Annual Report to Shareholders of Strawbridge & Clothier.

Our audits also included the financial statement schedule of Strawbridge & Clothier listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this schedule based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-40928) and the related Prospectus of
Strawbridge & Clothier of our report dated May 15, 1997, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) for the year ended February 1, 1997.



                                   ERNST & YOUNG LLP


Philadelphia, Pennsylvania
May 15, 1997


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